UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Ranger Energy Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	81-5449572
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

800 Gessner Street, Suite 1000

Houston, Texas 77024

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-218139

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                                 Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of Ranger Energy Services, Inc., a Delaware corporation (the “Registrant”).

A description of the Class A Common Stock is set forth under the captions “Prospectus Summary” and “Description of Capital Stock” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-218139), initially filed with the Securities and Exchange Commission on May 22, 2017. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.                                 Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Ranger Energy Services, Inc.

By:	/s/ Darron M. Anderson
Name:	Darron M. Anderson
Title:	President and Chief Executive Officer

Date:      August 8, 2017

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